                                                                      Exhibit 99

                                 CINCINNATI BELL INC.

                               RETIREMENT SAVINGS PLAN

                 (As amended and restated effective January 1, 1997)

                                   TABLE OF CONTENTS

                                 CINCINNATI BELL INC.
                               RETIREMENT SAVINGS PLAN
                                                                         Page

SECTION 1 - NAME AND PURPOSE OF PLAN . . . . . . . . . . . . . . . . . . . .1
    1.1     Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
    1.2     Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

SECTION 2 - GENERAL DEFINITIONS; GENDER AND NUMBER . . . . . . . . . . . . .1
    2.1     General Definitions. . . . . . . . . . . . . . . . . . . . . . .1
    2.2     Gender and Number. . . . . . . . . . . . . . . . . . . . . . . .4

SECTION 3 - SERVICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
    3.1     Eligibility Service. . . . . . . . . . . . . . . . . . . . . . .4
    3.2     Vesting Service. . . . . . . . . . . . . . . . . . . . . . . . .4
    3.3     Break in Service . . . . . . . . . . . . . . . . . . . . . . . .5
    3.4     Hours of Service . . . . . . . . . . . . . . . . . . . . . . . .5
    3.5     Service With Other Companies . . . . . . . . . . . . . . . . . .6

SECTION 4 - PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . . . .7
    4.1     Participation. . . . . . . . . . . . . . . . . . . . . . . . . .7
    4.2     Related Plan Participants. . . . . . . . . . . . . . . . . . . .7

SECTION 5 - ALLOTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .7
    5.1     Pre-Tax and Post-Tax Allotments. . . . . . . . . . . . . . . . .7
    5.2     Basic and Supplementary Allotments . . . . . . . . . . . . . . .8
    5.3     Change in Allotments . . . . . . . . . . . . . . . . . . . . . .8

SECTION 6 - ROLLOVER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . .8

SECTION 7 - PARTICIPATING COMPANY CONTRIBUTIONS. . . . . . . . . . . . . . .9

SECTION 8 - LIMITATIONS ON ALLOTMENTS AND PARTICIPATING
            COMPANY CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . .  9
    8.1     Section 401(k) Limitations . . . . . . . . . . . . . . . . . . .9
    8.2     Section 401(m) Limitations . . . . . . . . . . . . . . . . . . 10
    8.3     Section 401(m) Alternate Limitations . . . . . . . . . . . . . 11
    8.4     Maximum Annual Additions . . . . . . . . . . . . . . . . . . . 12
    8.5     Highly Compensated Employee. . . . . . . . . . . . . . . . . . 13
    8.6     Compensation . . . . . . . . . . . . . . . . . . . . . . . . . 13
    8.7     Section 402(g) Limitation. . . . . . . . . . . . . . . . . . . 14
    8.8     Military Service . . . . . . . . . . . . . . . . . . . . . . . 14

SECTION 9 - INVESTMENT DIRECTIONS. . . . . . . . . . . . . . . . . . . . . 15

SECTION 10 - MAINTENANCE AND VALUATION OF ACCOUNTS . . . . . . . . . . . . 15
    10.1    Maintenance of Separate Accounts . . . . . . . . . . . . . . . 15
    10.2    Valuations and Adjustments . . . . . . . . . . . . . . . . . . 15

SECTION 11 - DISTRIBUTION AND WITHDRAWAL . . . . . . . . . . . . . . . . . 15
    11.1    Method of Payment. . . . . . . . . . . . . . . . . . . . . . . 15
    11.2    Hardship Withdrawals While Still an Employee . . . . . . . . . 15
    11.3    Other Withdrawals Prior to Termination of Employment . . . . . 16
    11.4    Distribution on Termination of Employment. . . . . . . . . . . 17
    11.5    Direct Rollovers . . . . . . . . . . . . . . . . . . . . . . . 21
    11.6    Missing Participants . . . . . . . . . . . . . . . . . . . . . 21

SECTION 11A - LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

SECTION 11B - ALTERNATE PAYEES . . . . . . . . . . . . . . . . . . . . . . 23

SECTION 12 - APPLICATION OF FORFEITED PARTICIPATING COMPANY CONTRIBUTIONS. 23

SECTION 13 - ADMINISTRATION BY TRUSTEE . . . . . . . . . . . . . . . . . . 24
    13.1    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    13.2    Purchase of CBI Common Shares. . . . . . . . . . . . . . . . . 24
    13.3    Voting of CBI Shares . . . . . . . . . . . . . . . . . . . . . 24
    13.4    Tender Offer . . . . . . . . . . . . . . . . . . . . . . . . . 24
    13.5    Audit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

SECTION 14 - ELECTION TO SUSPEND ALLOTMENTS. . . . . . . . . . . . . . . . 25

SECTION 15 - LEAVE OF ABSENCE, LAYOFF AND ABSENCE ON DISABILITY. . . . . . 25

SECTION 16 - CEASING TO BE ELIGIBLE; INSUFFICIENT COMPENSATION;
            TRANSFERS. . . . . . . . . . . . . . . . . . . . . . . . . . . 26

SECTION 17 - EFFECT OF SUSPENSION OF ALLOTMENTS. . . . . . . . . . . . . . 27

SECTION 18 - DESIGNATION OF BENEFICIARIES. . . . . . . . . . . . . . . . . 27

SECTION 19 - BENEFITS NOT ASSIGNABLE . . . . . . . . . . . . . . . . . . . 28

SECTION 20 - EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . 28

SECTION 21 - MODIFICATION OR MERGER OF PLAN. . . . . . . . . . . . . . . . 28

SECTION 22 - TERMINATION OF ALLOTMENTS AND CONTRIBUTIONS
            UNDER PLAN; LIQUIDATION OF PLAN. . . . . . . . . . . . . . . . 29

SECTION 23 - NOTICES, REPORTS, ETC.. . . . . . . . . . . . . . . . . . . . 31

SECTION 24 - ADMINISTRATION AND INTERPRETATION OF PLAN . . . . . . . . . . 31

SECTION 25 - TOP-HEAVY PROVISIONS. . . . . . . . . . . . . . . . . . . . . 32
    25.1    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
    25.2    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . 32
    25.3    Minimum Allocation . . . . . . . . . . . . . . . . . . . . . . 34
    25.4    Minimum Vesting. . . . . . . . . . . . . . . . . . . . . . . . 35

                                                                      Exhibit 99

                                 CINCINNATI BELL INC.

                               RETIREMENT SAVINGS PLAN

                 (As amended and restated effective January 1, 1997)



                                      SECTION 1

                               NAME AND PURPOSE OF PLAN

     1.1 NAME. The plan set forth herein shall be known as the Cincinnati Bell Inc. Retirement Savings Plan (the "Plan").

     1.2 PURPOSE. The purpose of the Plan is to provide a convenient way for Eligible Employees to save on a regular and long-term basis for retirement and to encourage Eligible Employees to make and continue careers with the Participating Companies. The Plan is designated as a plan intended to qualify under section 401(a) of the Code.


                                      SECTION 2

                        GENERAL DEFINITIONS; GENDER AND NUMBER

     2.1 GENERAL DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

          2.1.1 "Account" means the Account established for a Participant in accordance with the provisions of the Plan.

          2.1.2 "Affiliated Employer" means CBI, each corporation which is a member of a controlled group of corporations (within the meaning of section 414(b) of the Code as modified by section 415(h) of the Code) which includes CBI, each trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code as modified by section 415(h) of the Code) with CBI, each member of an affiliated service group (within the meaning of section 414(m) of the Code) which includes CBI and each other entity required to be aggregated with CBI under section 414(o) of the Code.

          2.1.3     "CBI" means Cincinnati Bell Inc.

          2.1.4     "CBI Shares" means common shares of CBI.

          2.1.5     "Code" means the Internal Revenue Code of 1986.

          2.1.6     "Committee" means the Employees' Benefit Committee.

          2.1.7 "Covered Compensation" means an Eligible Employee's basic salary, lump sum merit awards and incentive compensation, including awards under long and short term incentive plans for senior managers, as determined from the payroll records, but shall not include shift differentials or other premium pay, subject to the following:

               (a) In the case of Cincinnati Bell Supply Company, Cincinnati Bell Long Distance Inc. and Cincinnati Bell Directory Inc., "Covered Compensation" shall included all cash compensation.

               (b) For purposes of the Plan, an Eligible Employee's "Covered Compensation" shall include the Covered Compensation which would have been paid or includable in the Eligible Employee's gross income but for sections 125, 402(a)(8) and 402(h)(1)(B) of the Code.

          2.1.8 "Covered Employee" means a Salaried Employee of a Participating Company, subject to the following:

               (a) The term "Covered Employee" shall not include an Hourly Employee who is a temporarily promoted to a Salaried Employee position for one year or less. For purposes of the Plan, "Hourly Employee" means an Employee whose position is subject to automatic wage progression or whose pay is not at a bi-weekly, semi-monthly, monthly or annual rate and "Salaried Employee" means an Employee whose pay is at a bi-weekly, semi-monthly, monthly or annual rate and whose position is not subject to automatic wage progression.

               (b) The term "Covered Employee" shall not include a person who is a leased employee within the meaning of section 414(n) of the Code. For purposes of the preceding sentence, "leased employee" means a person who is not an Employee and who provides services to an Affiliated Employer if (i) such services are provided pursuant to an agreement between the Affiliated Employer and any third party, (ii) such person has performed such services for the Affiliated Employer (or for the Affiliated Employer and related persons) on a substantially full-time basis for a period of at least one year and (iii) such services are performed under primary direction and control of the Affiliated Employer.

               (c) The term "Covered Employee" shall not include an Employee who is classified by a Participating Company as a co-op student, intern, job bank employee or contingency employee.

               (d) The term "Covered Employee" shall include all Employees of Cincinnati Bell Long Distance Inc., Cincinnati Bell Supply Company, Cincinnati Bell Telecommunication Services Inc. and, effective November 2, 1997, Cincinnati Bell Wireless Company, other than Employees excluded under Section 2.1.8(b) or
(c).

               (e) The term "Covered Employee" shall not include any person who is considered a substantial-service employee (within the meaning of Treas. Reg.
Section 1.414(r)-11(b)(2)) with respect to MATRIXX Marketing Inc. or any direct or indirect subsidiary of MATRIXX Marketing Inc.

          2.1.9 "Eligible Employee" means a Covered Employee who has been credited with at least one year of Eligibility Service and who has attained age 21.

          2.1.10 "Employee" means any person who is an employee of an Affiliated Employer or who is deemed to be an employee of an Affiliated Employer under section 414(n) of the Code.

          2.1.11    "Enrollment Date" the first day of each month thereafter.

          2.1.12 "ERISA" means the Employee Retirement Income Security Act of 1974.

          2.1.13 "Interchange Company" means a company, other than an Affiliated Employer, which is identified in an Interchange Agreement as a company with respect to which service credit will be recognized under this Plan.

          2.1.14 "Interchange Agreement" means an agreement between one or more Participating Companies and one or more other companies, which are not Affiliated Companies, which provides that service with such other companies will be recognized for purposes of this Plan.

          2.1.15 "Investment Manager" means an investment manager qualified as such under Section 3(38) of ERISA.

          2.1.16 "Non-Matured Amounts" means all amounts in a Participant's Account which are attributable to matching contributions made by the Participating Companies.

          2.1.17 "Participant" means a person who has become a Participant in the Plan and whose Account has not been fully distributed or forfeited.

          2.1.18 "Participating Company" means CBI, Cincinnati Bell Telephone Company, Cincinnati Bell Supply Company, Cincinnati Bell Long Distance Inc., Cincinnati Bell Directory Inc., Cincinnati Bell Telecommunication Services Inc. and, effective November 2, 1997, Cincinnati Bell Wireless Company.

          2.1.19 "Payroll Office" shall mean an Employee's payroll office, as designated by the Participating Company which employs the Employee or which last employed the Employee.

          2.1.20    "Plan Year" means the calendar year.

          2.1.21 "Related Plan" means the Savings and Security Plan, the CBIS Retirement and Savings Plan and the MATRIXX Marketing Inc. Profit Sharing/401(k) Plan.

          2.1.22 "Savings and Security Plan" means the Cincinnati Bell Inc. Savings and Security Plan.

          2.1.23 "Trust" means the trust established to hold the assets of the Plan.

          2.1.24 "Trustee" means the person or corporation serving as trustee of the Trust.

          2.1.25 "Valuation Date" means the last business day of each calendar month and such other days as may be selected by the Committee.

     2.2 GENDER AND NUMBER. For purposes of the Plan, words used in any gender shall include all other genders, words used in the singular form shall include the plural form and words used in the plural form shall include the singular form, as the context may require.


                                      SECTION 3

                                       SERVICE

     3.1 ELIGIBILITY SERVICE. Each Employee who completes at least 1,000 Hours of Service during the 12-month period commencing on the day he first performs an Hour of Service for an Affiliated Employer shall be credited with one year of "Eligibility Service" as of the last day of such 12-month period. Each Employee who fails to complete at least 1,000 Hours of Service during the 12-month period commencing on the day he first performs an Hour of Service for an Affiliated Employer shall be credited with one year of "Eligibility Service" as of the last day of the first 12-month period (commencing on an anniversary of the day he first performs an Hour of Service for an Affiliated Employer) during which he completes at least 1,000 Hours of Service. For purposes of this paragraph, an Employee will be considered to have completed 45 Hours of Service for each week in which the Employee completes at least one Hour of Service.

     3.2 VESTING SERVICE. An Employee's years of "Vesting Service" shall be computed as follows:

          3.2.1 An Employee shall be credited with years of Vesting Service equal to the number of his years of Vesting Service counted for purposes of the Plan as of January 1, 1989 (as calculated under the provisions of the Plan in effect on such date).

          3.2.2 An Employee shall be credited with one year of Vesting Service for each calendar year ending after December 31, 1988 during which he is credited with at least 1,000 Hours of Service; provided that service prior to the calendar year in which the Employee attained age 18 shall not be counted for purposes of this Section 3.2.2.

          3.2.3 Notwithstanding any other provision of this Section 3.2 to the contrary, if an Employee who does not have nonforfeitable right to an accrued benefit under the Plan incurs one or more consecutive one year Breaks in Service, and if the number of such consecutive one year Breaks in Service equals or exceeds the number of his years of Vesting Service credited to him prior to such Break in Service (excluding any such years of Vesting Service which may be disregarded because of a prior Break in Service), then his years of Vesting Service credited to him prior to the first such one year Break in Service shall all be disregarded. Notwithstanding the foregoing, effective January 1, 1985, years of Vesting Service shall not be disregarded by reason of less than five consecutive one year Breaks in Service

     3.3 BREAK IN SERVICE. For purposes of the Plan, "Break in Service" means a period of one or more consecutive calendar years during each of which the Employee completes not more than 500 Hours of Service.

     3.4 HOURS OF SERVICE. Subject to the rules contained in 29 CFR Section 2530.200b-2(b) and (c) (which are incorporated herein by reference), an Employee's "Hours of Service" shall be computed as follows:

          3.4.1 One Hour of Service shall be credited for each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Employer during the applicable computation period.

          3.4.2 One Hour of Service shall be credited for each hour for which an Employee is paid, or entitled to payment, by an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:

               (a) No more than 501 Hours of Service are required to be credited under this Section 3.4.2 to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

               (b) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation or unemployment compensation or disability insurance laws; and

               (c) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this Section 3.4.2, a payment shall be deemed to be made by or due from an Affiliated Employer regardless of whether such payment is made by or due from the Affiliated

Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Affiliated Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

          3.4.3 One Hour of Service shall be credited for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer. The same hours of service shall not be credited both under Section 3.4.1 or Section 3.4.2, as the case may be, and under this Section 3.4.3. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Section 3.4.2 shall be subject to the limitations set forth in that Section.

          3.4.4 For purposes only of determining whether an Employee has incurred a Break in Service, if the Employee is absent from work for an Affiliated Employer (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee or (d) for purposes of caring for such a child for a period beginning immediately following such a birth or placement, and the Employee is not paid or entitled to be paid for such absence, the Employee will be credited with one Hour of Service for each hour which the Employee would normally have been scheduled to work but for such absence, or, if the Employee does not have a regular work schedule, with eight hours of Service for each day of such absence. Notwithstanding the preceding sentence:

               (a) No more than 501 Hours of Service will be credited under this Section 3.4.4 to an Employee on account of any single continuous period of such an absence;

               (b) Any Hours of Service which are to be credited to an Employee under this Section 3.4.4 by reason of a single continuous period of absence will be credited for the calendar year in which such absence begins if the Employee would be prevented from incurring a Break in Service with respect to such calendar year solely because of such crediting. Otherwise, such Hours of Service will be credited for the calendar year next following the calendar year in which such absence begins; and

               (c) No Hours of Service will be credited to an Employee under this Section 3.4.4 unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish that the applicable absence from work is for reasons referred to in the first sentence of this Section 3.4.4 and the number of days for which there was such an absence. The same Hours of Service shall not be credited both under Section 3.4.1, 3.4.2 or 3.4.3, as the case may be, and under this Section 3.4.4.

     3.5 SERVICE WITH OTHER COMPANIES. To the extent provided in any Interchange Agreement, an Employee's service with any Interchange Company shall be deemed to be service with an Affiliated Employer. Service with an Affiliated Company shall include (a) all service with Creative Management Systems, Inc. ("CMS"), (b) in the case of a person employed in the Comtrack Services operation of Control Data Corporation ("CDC") who became an employee of

CMS on December 19, 1985, all service with CDC, its affiliates and predecessors as recognized by CDC on December 19, 1985, (c) all service with Cellular Business Systems, Inc. (d) in the case of a person employed by James V. Hood, Inc. or YGJ Computer Corporation (collectively, the "Hood Companies") who became an employee of Abacus Inc. on September 23, 1986, all service with the Hood Companies as recognized by the Hood Companies on September 23, 1986, (e) all service with Telephone Marketing Services, Inc. and (f) all service with CTI Telecommunications, Inc. Except as provided in this Section 3.5, in the case of a company which becomes an Affiliated Employer after January 1, 1988, service with such company prior to the date on which such company became an Affiliated Employer shall not be deemed to be service with an Affiliated Employer.


                                      SECTION 4

                                    PARTICIPATION

     4.1 PARTICIPATION. An Employee may elect to become a Participant in the Plan, beginning on any Enrollment Date on which the Employee is an Eligible Employee, by authorizing allotments in accordance with Section 5 and directing the investment of allotments in accordance with Section 9. Such authorization and direction shall be in accordance with such rules as may be prescribed by the Committee.

     4.2 RELATED PLAN PARTICIPANTS. A Participant in this Plan who was a participant in a Related Plan other than the Savings and Security Plan may elect, under the provisions of such plan and under the provisions of this
Section 4.2, to have the amounts in the Participant's account in such plan transferred to the Participant's Account in this Plan, for investment in the ways authorized under Section 9. The amounts so transferred to the Participant's Account in this Plan with respect to each Plan Year shall be the same as the amounts credited to the Participant's account in such plan with respect to each such Plan Year immediately prior to the transfer of the account and, if the Participant has a loan outstanding under such plan, such loan shall be deemed to be a loan made under this Plan. If a Participant in the Savings and Security Plan becomes a Participant in this Plan, the amounts in his account under the Savings and Security Plan shall automatically be transferred to this Plan.


                                    SECTION 5

                                    ALLOTMENTS

     5.1 PRE-TAX AND POST-TAX ALLOTMENTS. Allotments from Covered Compensation shall be either pre-tax allotments or post-tax allotments. If an Employee elects pre-tax allotments, the Employee's Covered Compensation shall be reduced by the percentage elected, and the Participating Companies shall contribute an equivalent amount to the Trust on behalf of the Employee. If an Employee elects post-tax allotments, the percentage elected shall be deducted from the Employee's Covered Compensation and remitted to the Trust by the Participating Companies.

          It is intended that an Employee's pre-tax allotments shall be considered, for Federal income tax purposes, as a direct contribution of the Participating Companies and not includable in the Employee's wages subject to Federal income tax for the year the pre-tax allotments are made. It is also intended that an Employee's post-tax allotments shall not reduce the Employee's wages subject to Federal income tax for the year the post-tax allotments are made. All allotments made for periods prior to 1985 shall be considered to be post-tax allotments.

     5.2 BASIC AND SUPPLEMENTARY ALLOTMENTS. An Employee may authorize a basic allotment of 1%, 2%, 3%, 4%, 5% or 6% of Covered Compensation. An Employee who has authorized the maximum basic allotment of 6% may authorize a supplementary allotment consisting of any whole percentage of Covered Compensation which when added to the 6% basic allotment results in a total allotment of not more than 16% of Covered Compensation.

          Allotments will begin with the first Covered Compensation paid after the Enrollment Date on which the Employee becomes a Participant in the Plan. Allotments shall be remitted by the Participating Companies to the Trust and allocated to the Employee's Account not less frequently than monthly. An Employee shall be entitled to contribute to the Trust only through salary allotments except as described in Sections 6 and 11.4.7. Amounts attributable to Employee allotments shall be immediately vested and shall not be subject to forfeiture.

     5.3 CHANGE IN ALLOTMENTS. A Participant, in accordance with such rules as may be prescribed by the Committee, may change the percentage of Covered Compensation authorized as a basic allotment or as a supplementary allotment or both to another permissible percentage, and may change the pre-tax or post-tax designation of allotments, effective with the Participant's first Covered Compensation paid in the following month. No Participant may continue a supplementary allotment unless the basic allotment is 6% of Covered Compensation.

          In the event of a change in a Participant's Covered Compensation, the percentage of basic allotment and of supplementary allotment, if any, currently in effect shall be applied as soon as practicable with respect to such changed Covered Compensation, without action by the Participant.


                                      SECTION 6

                                ROLLOVER CONTRIBUTIONS

       Subject to such uniform and nondiscriminatory rules as the Committee may prescribe, a Covered Employee may make a rollover contribution as described in section 402(a)(5), 403(a)(4) or 408(d)(3) of the Code; provided that amounts previously deducted by the Participant under section 219 of the Code may not be contributed to the Trust. Amounts attributable to rollover contributions shall be immediately vested and shall not be subject to forfeiture. A Covered Employee who makes a rollover contribution under this
Section 6 prior to becoming an Eligible Employee shall thereupon become a Participant, provided that such Participant may not authorize allotments under
Section 5 or share in Participating Company contributions under Section 7 prior to becoming an Eligible Employee


                                      SECTION 7

                         PARTICIPATING COMPANY CONTRIBUTIONS

      The Participating Companies shall contribute to the Plan on behalf of each Participant an amount equal to 66-2/3% of the amount of the basic allotment from the Covered Compensation of such Participant. Participating Company contributions under this Section 7 with respect to basic allotments shall be remitted to the Trust not less frequently than monthly. Participating Company contributions will not be made with respect to supplementary allotments. Notwithstanding the foregoing, (a) in the case of a Participant who receives Covered Compensation from Cincinnati Bell Supply Company, the rate of contribution during January, 1997 shall be 50% of the basic allotment from such Covered Compensation and (b) in the case of who receives Covered Compensation from Cincinnati Bell Long Distance Inc., the rate of contribution during the period from January 1, 1997 through June 30, 1997 shall be 50% of the basic allotment from such Covered Compensation..

     Notwithstanding the foregoing, in the event of a distribution of a Participant's allotments under Section 8.1, any Participating Company contributions (and earnings thereon) under this Section 7 which are attributable to such distributed allotments also shall be distributed to the Participant at the same time; provided, however, that if such Participating Company contributions (and earnings thereon) would have been subject to forfeiture if the Participant had ceased to be an Employee, such contribution and earnings shall not be distributed but shall be forfeited.


                                      SECTION 8

                            LIMITATIONS ON ALLOTMENTS AND
                         PARTICIPATING COMPANY CONTRIBUTIONS

     8.1 SECTION 401(k) LIMITATIONS. If for any Plan Year the pre-tax allotments paid to the Trust on behalf of those Participants who are Highly Compensated Employees exceed both the limitation contained in Section 8.1.1 and the limitation contained in Section 8.1.2, the amounts attributable to such pre-tax allotments (together with the amounts attributed to any related Participating Company contributions) shall, to the extent necessary to insure that at least one of such limitations will not be exceeded, be distributed to such Participants prior to the end of the following Plan Year. Distribution shall be made on the basis of the dollar amount of the pre-tax allotments made by or on behalf of such Participants, beginning with the highest dollar amount.

         8.1.1 The Average Deferral Percentage for those Eligible Employees who are Highly Compensated Employees must not be more than the Average Deferral Percentage of all other Eligible Employees multiplied by 1.25.

         8.1.2 The excess of the Average Deferral Percentage for those Eligible Employees who are Highly Compensated Employees over the Average Deferral Percentage of all other Eligible Employees must not be more than two percentage points and the Average Deferral Percentage for those Eligible Employees who are Highly Compensated Employees must not be more than the Average Deferral Percentage of all other Eligible Employees multiplied by two.

Notwithstanding the foregoing, at the election of the Committee, in lieu of making distributions to those Participants who are Highly Compensated Employees,
(a) the amounts which would otherwise be distributed shall be recharacterized as amounts attributed to post-tax allotments (subject to the limitations contained in Sections 8.2 and 8.3) or (b) the Participating Companies may make special contributions on behalf of those Participants who are not Highly Compensated Employees in an amount sufficient to satisfy the limitations of Section 8.1.1 or
8.1.2. Such special contributions shall be allocated among the Accounts of those Participants who are not Highly Compensated Employees in the proportion that each such Participant's Covered Compensation for the Plan Year bears to all such Participants' Covered Compensation for the Plan Year and, for purposes of the Plan, they shall be treated as such Participants' pre-tax allotments. For purposes of the Plan, (a) the "Average Deferral Percentage" for a specified group of Eligible Employees shall be the average of such Eligible Employees' Individual Deferral Percentages and (b) "Individual Deferral Percentage" means, with respect to any Eligible Employee for any Plan Year, the ratio of the Employee's pre-tax allotments under Section 5.1 for such Plan Year to the Eligible Employee's Compensation for such Plan Year. For purposes of determining the Individual Deferral Percentage of an Eligible Employee who is a Highly Compensated Employee, this Plan and all other 401(k) plans maintained by any Affiliated Employer in which the Employee is eligible to participate shall be treated as a single plan. In the event this Plan must be combined with one or more plans (other than an employee stock ownership plan described in section 4975(e)(7) of the Code) in order to satisfy the requirements of section 401(a)(4) or 410(b) of the Code (other than the average benefits test described in section 410(b)(2)(A)(ii) of the Code), then all cash or deferred arrangements that are included in such plans shall be treated as a single arrangement for purposes of section 401(k) of the Code.

    8.2 SECTION 401(m) LIMITATIONS. If for any Plan Year the total post-tax allotments plus the Participating Company contributions (other than 401(k) contributions) paid to the Trust by or on behalf of those Participants who are Highly Compensated Employees exceed both the limitation contained in
Section 8.2.1 and the limitation contained in Section 8.2.2, the amounts attributable to such post-tax allotments and Participating Company contributions shall, to the extent necessary to insure that at least one of such limitations will not be exceeded, be distributed to such Participants prior to the end of the following Plan Year. Distribution shall be made on the basis of the dollar amount of such post-tax allotments and Participating Company (other than 401(k) contributions) contributions made by or on behalf of such Participants, beginning with the highest dollar amount. Forfeitures under this Section 8.2 may not be allocated to Participants whose contributions are reduced under this
Section 8.2.

         8.2.1 The Average Contribution Percentage for those Eligible Employees who are Highly Compensated Employees must not be more than the Average Contribution Percentage of all other Eligible Employees multiplied by 1.25.

         8.2.2 The excess of the Average Contribution Percentage for those Eligible Employees who are Highly Compensated Employees over the Average Contribution Percentage of all other Eligible Employees must not be more than two percentage points and the Average Contribution Percentage for those Eligible Employees who are Highly Compensated Employees must not be more than the Average Contribution Percentage of all other Eligible Employees multiplied by two.

Notwithstanding the foregoing, at the election of the Committee, all or part of the pre-tax allotments of those Participants who are not Highly Compensated Employees may be treated as post-tax allotments for purposes of satisfying the limitations contained in this Section 8.2 and Section 8.3. For purposes of this the Plan, (a) the "Average Contribution Percentage" for a specified group of Eligible Employees, grouped by Compensation, shall be the average of such Participants' Individual Contribution Percentages and (b) "Individual Contribution Percentage" means, with respect to any Eligible Employee for any Plan Year, the ratio of the post-tax allotments and Participating Company contributions (other than 401(k) contributions) paid to the Trust by or on behalf of the Eligible Employee for such Plan Year to the Eligible Employee's Compensation for such Plan Year. The Average Contribution Percentage for any Highly Compensated employee for any Plan Year who is eligible to have matching employer contributions made on his behalf or to make after-tax contributions under one or more plans described in section 401(a) of the Code (other than an employee stock ownership plan described in section 4975(e)(7) of the Code) maintained by any Affiliated Employer in addition to this Plan shall be determined as if all such contributions were made to this Plan. In the event that this Plan must be combined with one or more other plans (other than an employee stock ownership plan described in section 4975(e)(7) of the Code) in order to satisfy the requirements of section 401(a) or 410(b) of the Code (other than the average benefits test described in section 410(b)(2)(A)(ii) of the
Code), all employee and matching contributions shall be treated as made under a single plan for purposes of section 401(m) of the Code.

    8.3 SECTION 401(m) ALTERNATE LIMITATIONS. The alternate limitations set forth in this Section 8.3 shall apply if, for any Plan Year, the total pre-tax allotments paid to the Trust on behalf of those Participants who are Highly Compensated Employees exceed the limitation contained in Section 8.1.1 and the total post-tax allotments and Participating Company contributions (other than 401(k) contributions) paid to the Trust by or on behalf of those Participants who are Highly Compensated Employees exceed the limitation contained in Section 8.2.1. If for any Plan Year the total post-tax allotments and Participating Company contributions by or on behalf of those Participants who are Highly Compensated Employees exceed the sum of the limitation contained in Section 8.3.1 and the limitation contained in Section 8.3.2, the amounts attributable to such post-tax allotments and Participating Company contributions shall, to the extent necessary to insure that at least one of such limitations will not be exceeded, be distributed to such Participants prior to the end of the following Plan Year. Distribution shall be on the basis of the dollar amount of the post-tax allotments and Participating Company (other than 401(k) contributions) contributions made by or on behalf of such Participants, beginning with the highest dollar amount. Forfeitures of contributions under this Section 8.3 may not be allocated to Participants whose contributions are reduced under this Section 8.3..

         8.3.1 The sum of (a) 125% of the lesser of (i) the Average Deferral Percentage of those Eligible Employees who are not Highly Compensated Employees or (ii) the Average Contribution Percentage of such Eligible Employees; plus (b) the lesser of (i) 2% plus the greater of the amounts determined under clause (a) of this Section 8.3.1 or (ii) 200% of the greater of the amounts determined under clause (a) of this Section 8.3.2.

         8.3.2 The sum of (a) 125% of the greater of (i) the Average Deferral Percentage of those Eligible Employees who are not Highly Compensated Employees or (ii) the Average Contribution Percentage of such Eligible Employees; plus (b) the lesser of (i) 2% plus the lesser of the amounts determined under clause (a) of this Section 8.3.2 or (ii) 200% of the lesser of the amounts determined under clause (a) of this Section 8.3.2.

    8.4 MAXIMUM ANNUAL ADDITIONS. Notwithstanding any other provision of the Plan to the contrary, a Participant's total Annual Additions for any Plan Year shall be limited in accordance with the following provisions:

         8.4.1 In no event shall a Participant's Annual Additions for any Plan Year exceed the lesser of (a) $30,000 (or such larger amount as may be determined by the Commissioner of Internal Revenue for Plan Years beginning on or after January 1, 1988) or (b) 25% of his Compensation for such Plan Year.

         8.4.2 If for any Plan Year, as a result of reasonable error in estimating a Participant's Compensation or other facts and circumstances approved by the Commissioner of Internal Revenue, a Participant's Annual Additions could exceed the limitations set forth in Section 8.4.1, the following adjustments shall be made in the following order to the extent necessary to insure such limitations will not be exceeded: first, the amounts attributable to the Participant's post-tax allotments for the Plan Year shall be distributed to him; second, the amounts attributable to the Participating Companies' contributions for the Plan Year on behalf of the Participant under Section 7 shall be allocated to a suspense account under
Section 8.4.3; and third, the amounts attributable to the Participating Companies' contributions for the Plan Year on behalf of the Participant under
Section 5.1 shall be allocated to a suspense account under Section 8.4.3.

         8.4.3 That portion of the Participating Companies' contributions for a Plan Year which is allocated to a suspense account under Section 8.4.2 shall be applied to reduce the contributions otherwise required of the Participating Companies in the first Plan Year in which they can be applied without exceeding the limitations of Section 8.4.1. The suspense account shall not share in the income, expenses, profits or losses of the Trust. The Participating Companies shall not contribute any amount to the Trust which results in additional amounts being credited to the suspense account. If the Plan is terminated, any amount credited to the suspense account which cannot be allocated to the Participants' Accounts shall be paid to the Participating Companies.

         8.4.4 For purposes hereof, "Annual Additions" means, with respect to any Participant, the sum of all allotments, contributions and forfeitures (other than rollover contributions described in Section 6 and restorals described in Section 11.4.7) allocated to his Account for a Plan Year. If a Participant is also a participant in another qualified defined contribution plan maintained by an Affiliated Employer, (a) this Plan and each such other plan shall be deemed to be one plan for purposes of the limitations contained in this Section 8.4 and (b) any adjustments required to insure that the limitations on Annual Additions are not exceeded shall be made pro rata, based upon his Compensation taken into account for purposes of this Plan and each such other plan.

     8.5 HIGHLY COMPENSATED EMPLOYEE. For purposes of the Plan, "Highly Compensated Employee" means an Employee (a) who, at any time during the Plan Year for which the determination is being made or the preceding Plan Year, was a 5% owner (as defined in section 416(i)(1) of the Code) of any Affiliated Employer; or (b) who, for such preceding Plan Year, had Compensation in excess of $80,000 (as adjusted pursuant to section 414(q)(1) of the Code). For purposes of this Section 8.5, a former Employee shall be deemed to be a Highly Compensated Employee with respect to a Plan Year if such former Employee separated from service (or was deemed to have separated) prior to the Plan Year, performed no services for an Affiliated Employer during the Plan Year and was a Highly Compensated Employee of an Affiliated Employer (under the provisions of the Plan then in effect) for either the Plan Year in which he separated or any Plan Year ending on or after his 55th birthday.

    8.6 COMPENSATION. For purposes of this Section 8 "Compensation" means an Employee's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Affiliated Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following: (a) contributions by an Affiliated Employer to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or contributions by an Affiliated Employer under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which received special tax benefits.

         8.6.1 For purposes of Section 8.4, an Employee's Compensation for a Plan Year is the Compensation actually paid or includable in gross income during such Plan Year.

         8.6.2. For purposes of Sections 8.1, 8.2, 8.3 and 8.5 (for purposes of Section 8, effective January 1, 1998), an Employee's Compensation for a Plan Year is the Compensation actually paid or includable in gross income during such Plan Year plus the Compensation which would have been paid or includable in gross income during such Plan Year but for sections 125, 402(a)(8) and 402(h)(1)(B) of the Code.

         8.6.3 For purposes of the Plan, (a) an Employee's "Compensation" for any Plan Year prior to 1994 shall not be deemed to exceed $200,000 or such greater amount as may be permitted for such Plan Year under section 401(a)(17) of the Code and (b) an Employee's compensation for any Plan Year after 1993 shall not be deemed to exceed $150,000 or such greater amount as may be permitted for such Plan Year under section 401(a)(17) of the Code. In determining the compensation of a Participant for purposes of the foregoing limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal decedents of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, either of the foregoing limitations is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section 8.6.3 prior to the application of the limitation.

         8.6.4 For purposes of applying the limitations contained in Sections 8.1, 8.2 and 8.3, an Eligible Employee's Compensation shall not include amounts paid prior to the date on which he became an Eligible Employee.

     8.7 SECTION 402(g) LIMITATION. Notwithstanding any other provision of this Plan, in no event shall the amount of a Participant's Elective Deferrals during any calendar year under this Plan and all other plans, contracts or arrangements maintained by any Affiliated Employer exceed the amount of the limitation in effect under section 402(g)(1) of the Code for such calendar year. If a Participant has Excess Deferrals for any calendar year, and if the Participant so elects, the Excess Deferrals (plus any earnings and minus any losses allocable thereto) shall be distributed to the Participant from his Account no later than April 15 following the calendar year for which the Excess Deferrals were made. Any election under this
Section 8.7 shall be in writing, shall be filed with the Committee no later than March 1 following the calendar year for which the Excess Deferrals were made, shall specify the amount of the Excess Deferrals for the calendar year and shall include the Participant's statement that if such Excess Deferrals are not distributed, the sum of the amounts deferred by the Participant for the calendar year under sections 401(k), 408(k) and 403(b) of the Code will exceed the limits imposed by section 402(g) of the Code. For purposes of the Plan, (a) "Elective Deferrals" means the amounts deferred by the Participant for the calendar year under sections 401(k), 408(k) and 403(b) of the Code, and (b) "Excess Deferrals" means that portion of a Participant's Elective Deferrals for a calendar year in excess of the limits imposed by section 402(g) of the Code for such calendar year.

    8.8 MILITARY SERVICE. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

                                       SECTION 9

                                INVESTMENT DIRECTIONS

    All amounts credited to a Participant's Account shall be invested, in accordance with the Participant's direction, in such investments as may be permitted by the Committee.

                                      SECTION 10

                        MAINTENANCE AND VALUATION OF ACCOUNTS

    10.1 MAINTENANCE OF SEPARATE ACCOUNTS. There shall be established for each Participant a separate Account, which shall reflect all of the Participant's pre-tax and post-tax allotments, all related Participating Company contributions to the Trust, all contributions and allotments transferred from the Related Plans, all of the Participant's rollover contributions and the investment of such allotments and contributions. Each Participant will be furnished a statement of Account at least annually.

    10.2 VALUATIONS AND ADJUSTMENTS. The Trustee shall value the Trust assets at their fair market value as of each Valuation Date. Based upon the results of such valuation, each outstanding Plan Account shall be adjusted to reflect the increase or decrease thereof, and any applicable contributions, withdrawals, distributions or forfeitures, since the preceding Valuation Date.

                                      SECTION 11

                             DISTRIBUTION AND WITHDRAWAL

     11.1 METHOD OF PAYMENT. Upon any distribution or withdrawal from a Participant's Account, payment shall be made in the following manner:

         11.1.1 With respect to amounts representing investment in CBI Shares, payment shall be in CBI Shares; provided that, in the case of any fraction of a CBI Share, payment shall be in cash; provided further that, at the election of the Participant or the Participant's beneficiary, payment of all amounts representing investment in CBI Shares shall be in cash.

         11.1.2 With respect to amounts representing types of investments other than CBI Shares, payment shall be in cash.

     11.2 HARDSHIP WITHDRAWALS WHILE STILL AN EMPLOYEE. An Employee who demonstrates a Hardship, to the satisfaction of the Committee, may elect to withdraw from his Account the lesser of (a) all amounts attributable to the Employee's pre-tax allotments (reduced by any income earned on the Employee's pre-tax allotments after December 31, 1988) or (b) the amount required to alleviate the Hardship. Such an election shall be made on a form to be provided for the purpose and shall be signed by the Employee and, if approved by the Committee, delivered to the Payroll Office by the Committee. Payment to the Employee pursuant to such an election of withdrawal shall be made as soon as practicable after the end of the month in which the election form is delivered to the Payroll Office. If less than all amounts attributable to the Employee's pre-tax allotments are being withdrawn, such withdrawal shall be deemed to be made pro rata from the amounts the various types of investments, including CBI Shares, in which the Employee's pre-tax allotments are invested, on the basis of the values of the respective investments as of the end of the month of withdrawal. For purposes hereof, "Hardship" means an immediate and heavy financial need of the Employee or his dependents because of sickness, disability or other financial emergency, but only to the extent consistent with section 401(k) of the Code and any regulations issued by the Secretary of the Treasury thereunder. The determination of whether an Employee has incurred a Hardship shall be made on the basis of all relevant facts and circumstances. A financial need shall not fail to qualify merely because it was reasonably foreseeable or voluntarily incurred. A distribution for any of the following needs shall be deemed to be made on account of Hardship: (a) medical expenses described in section 213(d) of the Code incurred by the Employee, the Employee's spouse or any dependent of the Employee (as defined in section 152 of the Code); (b) purchase (excluding mortgage payments) of a principal residence of the Employee; (c) payment of tuition for the next semester or quarter of post-secondary education or (d) the need to prevent the eviction of the Employee from his principal residence or foreclosure on the mortgage of the employee's principal residence. The foregoing list of needs shall not be exclusive. If an Employee makes a Hardship withdrawal under this Section 11.2, the Employee's elective contributions and employee contributions (within the meaning of Treas. Reg. Section 1.401(k)-1(d)(2)(iii)) to this Plan and all other plans maintained by any Affiliated Employer shall be suspended for 12 months after the withdrawal and the Participant's elective contributions (within the meaning of Treas. Reg. Section 1.401(k)-1(d)(2)(iii)) to this Plan and all other plans maintained by any Affiliated Employer for the calendar year immediately following the calendar year in which the withdrawal occurs may not exceed the applicable limit under section 402(g) of the Code for the calendar year immediately following the calendar year in which the withdrawal occurs less the amount of such elective contributions for the calendar year in which the withdrawal occurs.

     11.3 OTHER WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT. An Employee may make withdrawals from his Account, effective as of the end of any month, by giving notice specifying that the Employee elects to withdraw:

         (a) all amounts attributable to post-tax supplementary allotments for the current Plan Year and all preceding Plan Years, all amounts attributable to post-tax basic allotments for all Plan Years prior to the second preceding Plan Year and all amounts attributable to rollover contributions;

         (b) all nonforfeitable amounts attributable to Participating Company contributions to the Trust for all Plan Years prior to the second preceding Plan Year; and

         (c) all amounts attributable to post-tax basic allotments for the current Plan Year and the two preceding Plan Years.

     Payment to the Employee pursuant to such an election of withdrawal shall be made as soon as practicable after the end of the month of withdrawal. Any notice under this Section 11.3 shall be given in such manner as may be prescribed by the Committee.

     Each time an Employee makes a withdrawal pursuant to clause (c) above,
(i) all amounts representing Non-Matured Amounts shall be forfeited and (ii) the Employee's allotments shall be suspended for six months. Clause (i) of the preceding sentence shall not apply to an Employee who has attained age 65 or who has been credited with at least five years of Vesting Service (or, in the case of an Employee who is employed on the Cincinnati Bell Long Distance Inc. payroll on or after January 1, 1996, three years of Vesting Service) or who first performed an Hour of Service prior to 1994, however, the amounts which otherwise would be forfeited by such Employee shall not be made available to the Employee until termination of employment or pursuant to any other applicable provision of this Section 11. Withdrawals under this
Section 11.3 shall only be made clause by clause in the order to set forth herein, beginning with clause (a) and continuing first through clause (b) and then through clause (c) only after first or simultaneously withdrawing all amounts available under all preceding clauses. Any cash amounts withdrawn by an Employee shall be not less than $500, except that an Employee who elects to withdraw under clause (a) or (b) may receive, or if the Employee elects to withdraw under clause (c) the Employee must receive, the total amount available under each of such clauses with respect to which the election is effective. Any amounts withdrawn by an Employee which are attributable to allotments shall be deemed to be made pro rata from the amounts representing the various types of investments in which the allotments are invested, on the basis of the values of the respective amounts as of the end of the month of withdrawal. Withdrawals by an Employee under this Section 11.3 may not be made more than twice in any Plan Year.

     11.4     DISTRIBUTION ON TERMINATION OF EMPLOYMENT.

         11.4.1 RETIREMENT OR OTHER TERMINATION OF EMPLOYMENT EXCEPT DEATH. If a Participant ceases to be an Employee for any reason other than death, distribution of all the amounts in the Participant's Account will be made as of the end of the month in which he ceases to be an Employee, except amounts representing Non-Matured Amounts in the Participant's Account, which shall be forfeited as of the end of the month in which he ceases to be an Employee. Notwithstanding the preceding sentence, distribution of all the amounts in a Participant's Account will be made, without forfeiture, in case of termination of employment of a Participant who (i) has been credited with five years of Vesting Service (or, in the case of a Participant who is employed on the Cincinnati Bell Long Distance Inc. or CTI Communications, Inc. of Indiana payroll on or after January 1, 1996, three years of Vesting Service), (ii) terminates employment because of disability, (iii) has attained age 65, the normal retirement age, (iv) terminates employment pursuant to the provisions of the Supplemental Income Protection Program or the Management Surplus Reduction Plan or in accordance with a Participating Company's practices with respect to technological displacement, (v) is covered by an Interchange Agreement which provides for the full vesting of the Participant's Account, (vi) effective January 1, 1993, is laid off, or (vii) effective January 1, 1994, first performed an Hour of Service prior to 1994. The distribution shall be made as soon as practicable, but not later than 60 days after the later of the close of the Plan Year in which the Participant attains age 65 or the close of the Plan Year in which the Participant ceases to be an Employee.

         11.4.2 DEATH. In case of death of a Participant, all of the amounts in the Account as of the end of the month of death will be distributed pursuant to Section 18.

         11.4.3 INSTALLMENT DISTRIBUTION ON RETIREMENT OR ON TERMINATION OF EMPLOYMENT IN CASE OF DISABILITY. Except as otherwise provided in this
Section 11.4.3, in the case of a Participant who, prior to January 1, 1985, retired or terminated employment because of disability and elected to receive payment of the Account in annual installments, such installments shall continue to be paid until the balance in the Participant's Account has been distributed.

                   A Participant who elected, prior to January 1, 1985, to receive installment payments may revoke such election by giving written notice at least twenty days prior to the end of any month, and upon such revocation the amounts remaining in the Account at the end of such month shall be distributed to the Participant in a single payment in the manner and on the basis of valuation provided in Section 11.1. Such a revocation shall be made in a letter signed by the Participant and sent to the Secretary of the Committee.

                   If a Participant who elected to receive installment payments dies before receiving all such installments, all amounts remaining at death shall be distributed pursuant to Section 18.

                   If a Participant elected, on or before December 1, 1979 or after May 1, 1980, to receive installment payments and is thereafter reemployed before receiving all such installments, the installment payments will continue during the period of reemployment with respect to the amounts in the Participant's Account immediately prior to the period of reemployment.
 Any amounts credited to the Participant's Account during the period of reemployment shall be distributed after the subsequent termination of reemployment, as provided in Section 11.4.1. However, if after the subsequent termination of reemployment, there remain any number of installment payments with respect to amounts in the Participant's Account prior to the period of reemployment, an election under Section 11.4.3 with respect to amounts credited during the period of reemployment must be for the same number of installments. If a Participant elected after December 1, 1979 and on or before May 1, 1980 to receive installment payments and thereafter is reemployed before receiving all such installments, the amounts then remaining in the Participant's Account shall not be distributed while such reemployment continues. Such remaining amounts plus any amounts credited during the period of reemployment which are in the Participant's Account at the time of subsequent termination of reemployment shall be paid in installments, the number of which shall be the number of installments remaining unpaid at the commencement of the period of reemployment. For the purpose of this Section 11.4.3, the effect of reemployment on a prior election to receive installments shall apply only if the prior election was made in connection with the Participant's retirement or termination of employment from a Participating Company.

         11.4.4 ELECTION OF ANNUITY ON RETIREMENT OR ON TERMINATION OF EMPLOYMENT IN CASE OF DISABILITY. In the case of retirement of a Participant or termination of employment because of disability, such Participant may elect to have the value of all amounts which would otherwise be distributed in cash as provided in Section 11.4.1 applied directly to the purchase by the Trustee of an annuity contract in the name of the Participant from an insurance carrier or carriers selected by the Committee, which annuity contract is not contingent upon the survival of the Participant or the Participant's spouse; provided that in accordance with the provisions of
Section 11.5, the annuity contract may not provide for annuity payments extending beyond the life expectancy of the Participant. Such election shall be made on a form to be provided for the purpose, signed by the Participant and delivered to the Payroll Office within ninety days prior to such retirement or termination.

         11.4.5 DEFERRAL OF DISTRIBUTION ON RETIREMENT OR ON TERMINATION OF EMPLOYMENT EXCEPT DEATH. Notwithstanding any other provision hereof to the contrary, if the value of the amounts to be distributed to a Participant under Section 11.4.1 or to be applied to the purchase of an annuity contract for the Participant under Section 11.4.4 is in excess of $3,500 (in excess of $5,000, effective January 1, 1998), such amounts shall remain in the Plan and shall not be so distributed or applied until the earlier of (1) the last day of March of the calendar year next following the calendar year in which the Participant attains age 70-1/2 or (ii) the last day of the month in which the Participant's death occurs. A Participant whose amounts are being held in the Plan pursuant to the preceding sentence may elect to have such amounts distributed as of the end of any earlier month by giving prior written notice on a form provided for the purpose and shall be signed by the Participant.
If the Participant dies before such amounts have been distributed or applied to purchase an annuity, such amounts shall be distributed pursuant to Section
18. In the event of a deferred distribution under this Section 11.4.5, amounts representing Non-Matured Amounts shall not be forfeited until the earlier of (a) the end of the month in which the Participant incurs a five year Break in Service or (b) the end of the month when the remaining amounts in the Participant's Account are distributed.

         11.4.6   REQUIRED DISTRIBUTIONS.  The provisions of this Section
11.4 shall apply to any distribution from a Participant's Account and will have precedence over any inconsistent provisions of the Plan.

              (a) All distributions from the Plan shall be determined and made in accordance with the Proposed Regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.

              (b) If a Participant who is a 5% owner (as defined in section 416(i)(1) of the Code) of any Affiliated Employer remains an Employee after the calendar year in which he attains age 70-1/2, the balance in his Account shall be distributed to him in one lump sum as of the last day of the year in which he attains age 70-1/2 and any amounts allocated to his Account during any subsequent year shall be distributed as of the last day of such subsequent year (unless previously distributed).

         11.4.7 RESTORAL OF FORFEITED AMOUNTS. Notwithstanding the provisions of this Section 11.4 relating to the forfeiture of amounts representing Non-Matured Amounts in a Participant's Account, the amounts forfeited shall subsequently be restored to the Participant's Account, through contributions of the Participating Companies, if the Participant makes a lump-sum payment in cash to the Trustee in an amount equal to the cash plus the value on the date of withdrawal or distribution of the CBI Shares, if any, which the Participant received in the withdrawal or distribution after December 31, 1975 which resulted in the forfeiture. This
Section 11.4.7 shall apply in the case of a forfeiture pursuant to Section
11.3 if the Participant makes such payment to the Trustee at a time the Participant is a Covered Employee and such payment is made within five years from the date of withdrawal. This Section 11.4.7 shall apply in the case of a forfeiture pursuant to Section 11.4.1 or 11.4.5 if the Participant makes payment to the Trustee after reemployment as a Covered Employee and such payment is made before the earlier of (a) five years after the Participant first resumes employment or (b) the end of the month in which the Participant incurs a five year Break in Service (from the date of distribution).

              Such repaid amounts attributable to allotments and rollover contributions shall be invested according to the Participant's investment direction in effect at the time of such repayment. Such repaid amounts attributable to contributions of the Participating Companies plus the amounts restored shall be invested in CBI Shares. The number of amounts credited to the Participant's Account shall be based on the value of the amounts representing each type of investment as of the end of the month in which such repayment is made. Except for the amounts credited from the restoral of forfeited amounts and from the portion of the repaid amounts attributable to amounts credited to the Participant's Account during the Plan Year of withdrawal or distribution and each of the two preceding Plan Years, such amounts shall be credited with respect to the Plan Years, prior to the two Plan Years preceding the Plan Year of withdrawal or distribution, for which amounts were credited to the Participant's Account immediately before the withdrawal or distribution which resulted in the forfeiture. For purposes of the preceding sentence, the value of the amounts credited with respect to each such Plan Year shall equal the value, at the time of withdrawal or distribution, of the amounts credited to the Participant's Account, with respect to such Plan Year, which were withdrawn or distributed.

              Amounts credited from the restoral of forfeited amounts and from the portion of the repaid amounts attributable to amounts credited to the Participant's Account during the Plan Year of withdrawal or distribution and each of the two preceding Plan Years shall be credited with respect to the Plan Year in which repayment is made and the preceding two Plan Years.
The amounts credited with respect to the Plan Year in which repayment is made shall equal the value, at the time of withdrawal or distribution, of the amounts credited with respect to the Plan Year of withdrawal or distribution.
 The amounts credited with respect to each of the two Plan Years preceding the Plan Year of repayment shall equal the value, at the time of withdrawal or distribution, of the amounts credited with respect to each of the two Plan Years, respectively, preceding the Plan Year of withdrawal or distribution.

    11.5 DIRECT ROLLOVERS. Effective January 1, 1993, any Participant or beneficiary who is entitled to receive a distribution from the Plan in the form of an eligible rollover distribution may elect to have part or all of such distribution paid directly to an eligible retirement plan. Any election under this Section 11.5 shall be made on forms furnished and in the manner prescribed by the Committee. Notwithstanding the foregoing, the minimum amount which a Participant or beneficiary may elect to have paid to an eligible retirement plan is (a) $200.00, if the entire eligible rollover distribution is being paid to the eligible retirement plan or (b) $500.00, if less than the entire eligible rollover distribution is being paid to the eligible retirement plan. For purposes of this Section 11.5, "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). For purposes of this Section 11.5, "eligible retirement plan" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

    11.6      MISSING PARTICIPANTS.    If a Participant or beneficiary who is
entitled to receive a distribution under the Plan cannot be located within six months, after such investigation as the Committee deems appropriate, the amount otherwise distributable to such Participant or beneficiary shall thereupon be forfeited; provided that if such Participant or beneficiary thereafter makes a claim for the amount forfeited hereunder, the amount so forfeited (unadjusted for any gains or losses occurring subsequent to the date of the forfeiture) shall be restored to the Trust through additional Participating Company contributions and paid to the Participant or beneficiary.


                                     SECTION 11 A

                                        LOANS

   Subject to the provisions of this Section 11A, a Participant who is an Employee of a Participating Company and whose Account (exclusive of amounts attributable to basic allotments and Participating Company contributions for the current Plan Year and the two preceding Plan Years and exclusive of income earned on pre-tax allotments after December 31, 1988) has a value of at least $2,000 may, with the consent of the Committee, borrow from his Account.

     11A.1    The minimum amount a Participant may borrow is $1,000.  The maximum amount a Participant may borrow is the lesser of: (a) 50% of the value of the vested (nonforfeitable) portion of the Participant's Account (exclusive of amounts attributable to basic allotments and Participating Company contributions for the current Plan Year and the two preceding Plan Years and exclusive of income earned on pre-tax allotments after December 31,
1988) or (b) $50,000 reduced by the highest outstanding balance of loans from the Account (and from any other qualified plan maintained by an Affiliated Employer) during the one year period ending on the day before the date the loan is made.

    11A.2     No Participant may have more than two loans outstanding at any time.  No Participant may borrow from his Account more than twice in any Plan
Year.

    11A.3     Each loan shall bear a reasonable rate of interest (as
determined by the Committee) and shall be secured by the loaned portion of the Participant's Account. The minimum term of any loan shall be six months and the maximum term of any loan shall be fifty-nine months. (For the purpose of this Section 11A.3, the term of the loan will commence with the first day of the month in which the loan proceeds are paid to the Participant.) Substantially equal amortization of the loan (with payments not less frequently than monthly) shall be required.

    11A.4     In the case of any loan, amounts in the Account attributable to pre-tax allotments shall be liquidated first. If such amounts are not sufficient, additional amounts shall be liquidated in the order provided for withdrawals in Section 11.3. Any amounts borrowed which are attributable to allotments or rollover contributions shall be deemed to be made pro rata from the amounts representing the various types of investments in which the allotments or rollover contributions are invested on the basis of the values of the respective amounts as of the end of the month in which the loan is approved.

    11A.5     Loan principal and interest payments must be made through
payroll deductions, beginning with the first paycheck of the month following the month in which the loan proceeds are paid to the Participant; provided that the Participant may prepay the entire outstanding balance on a loan at any time after six months. Loan principal and interest payments shall be credited to the Participant's Account. Loan payments attributable to allotments shall be invested accordingly to the Participant's investment direction in effect at the time of payment. Loan payments attributable to Participating Company contributions shall be invested in CBI Shares. The number of amounts credited to the Participant's Account shall be based on the value of the amounts representing each type of investment as of the end of the month in which the loan payment is made.

    11A.6     If the Participant ceases to be an Employee for any reason
(including death), the remaining balance on each outstanding loan shall become immediately due and payable and, if not paid by the Participant, shall be satisfied through a distribution from the Participant's Account under
Section 11.4. If the Participant's pay is insufficient to cover the loan payments due or if the Participant's payroll deductions for loan payments are reduced or suspended for any reason, unless arrangements for manual payments (satisfactory to the

Committee) are made, the remaining balance on each outstanding loan shall become immediately due and payable and shall be satisfied through a withdrawal from the Participant's Account first under Section 11.3 and, second, under Section 11.2. If a Participant with an outstanding loan becomes a participant in a Related Plan but does not elect to have his Account transferred to the Related Plan, the loan shall become immediately due and payable.

    11A.7     The Committee, in its discretion, may establish such loan fees and prescribe such additional terms and conditions for loans as it deems necessary or appropriate.

                                     SECTION 11B

                                   ALTERNATE PAYEES


    The provisions of this Section 11B shall apply to any person who is determined to be an alternate payee (within the meaning of section 414(p)(8) of the Code) with respect to a Participant's Account. Unless the qualified domestic relations order applicable to the Participant's Account otherwise provides, the alternate payee shall have, with respect to the alternate payee's interest in the Participant's Account: (a) the investment powers of a Participant under Section 9, (b) the withdrawal rights of a Participant under Section 11.2, except that the alternate payee shall not be required to establish a Hardship; (c) the withdrawal rights of a Participant under
Section 11.3; (d) the voting rights of a Participant under Section 13.3; and
(e) the right of a Participant to designate a beneficiary under Section 18; and (f) the right to receive an immediate distribution of the alternate payee's interest (to the extent that such interest is nonforfeitable).

                                      SECTION 12

             APPLICATION OF FORFEITED PARTICIPATING COMPANY CONTRIBUTIONS

     All amounts forfeited under the Plan by a Participant shall be applied as a credit to reduce subsequent contributions of the Participating Companies under Section 5, and shall be valued for such purpose as of the end of the month in which the forfeiture occurred. In the event the Plan is terminated, any forfeitures not applied prior thereto shall be credited ratably to the Participants' Accounts in proportion to the amounts of the Participating Company contributions made to such Accounts for the last month with respect to which contributions were made.

                                      SECTION 13

                              ADMINISTRATION BY TRUSTEE

    13.1 GENERAL. All assets of the Plan shall be held in the Trust for the exclusive benefit of the Participants and their beneficiaries. Except as to the costs and expenses of the Plan and Trust not otherwise provided for and except as otherwise provided herein, in no event shall it be possible for any of the assets of the Plan to be used for, or diverted to purposes other than for the exclusive benefit of the Participants and their beneficiaries. No person shall have any interest in or right to any part of the assets of the Plan, except as and to the extent provided in the Plan and the Trust.

    13.2 PURCHASE OF CBI COMMON SHARES. At the direction of CBI, the Trustee shall purchase any CBI Shares required for the Plan, or cause such shares to be purchased, in the open market or by private purchase, including purchase from CBI. Any purchase from CBI shall be at the fair market value on the date of purchase or at any more favorable price that may be made available to the Trustee from time to time as a holder of CBI Shares.

    13.3 VOTING OF CBI SHARES. Before each annual or special meeting of shareholders of CBI there shall be sent to each Participant who has any amounts representing CBI Shares a copy of the proxy solicitation materials for the meeting and a form requesting instructions to the Trustee on how to vote the CBI Shares represented by amounts credited to such Participant's Account. Upon receipt of such instructions, the Trustee shall vote the CBI Shares as instructed. The Trustee shall vote the CBI Shares for which it does not receive voting instructions in the same proportions as it votes the CBI Shares for which it does receive such instructions. All voting instructions shall be confidential and shall not be disclosed to any Affiliated Employer.

    13.4 TENDER OFFER. In the event of a Tender Offer, each Participant shall have the right to determine whether the CBI Shares allocated to his Account (or represented by amounts credited to his Account) shall be tendered.

         13.4.1 The Trustee may not take any action in response to a Tender Offer except as otherwise provided in this Section. For purposes of this Section 13.4, each Participant is a named fiduciary as that term is used in ERISA with respect to the CBI Shares allocated to his Account or represented by amounts credited to his Account.

         13.4.2 Subject to the provisions of this Section 13.4, each Participant may direct the Trustee to sell, offer to sell, exchange or otherwise dispose of the CBI Shares allocated to his Account (or represented by amounts credited to his Account) in accordance with the terms and conditions of the Tender Offer. Such direction shall be confidential and shall not be disclosed to any Affiliated Employer. Such direction shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe. The Trustee shall sell, offer to sell, exchange or otherwise dispose of the CBI Shares allocated to (or represented by amounts credited to) the

Participant's Account with respect to which it has received timely and valid directions under this Section 13.4.

         13.4.3 To the extent to which Participants do not issue timely or valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of the CBI Shares allocated to their Accounts, such individuals shall be deemed to have directed the Trustee that such shares remain invested in CBI Shares subject to all provisions of the Plan.

         13.4.4 CBI Shares which, following the Trustee's tender thereof, have not been accepted by the party making such a Tender Offer and are returned to the Trustee shall be credited to the Accounts of Participants for whom such shares were tendered in proportion to the shares that were tendered.

         13.4.5 For purposes of the Plan, "Tender Offer" means a tender offer, exchange offer or other offer to purchase one or more percent of the then outstanding CBI Shares by any one or more persons, corporations or other entities other than an Affiliated Employer or an employee benefit plan of an Affiliated Employer.

    13.5 AUDIT. CBI shall select a firm of independent certified public accountants to examine and report on the financial statements of the Plan.

                                      SECTION 14

                            ELECTION TO SUSPEND ALLOTMENTS

    A Participant, in accordance with such rules as may be prescribed by the Committee, may voluntarily suspend the making of allotments effective with the Participant's first Covered Compensation paid in the following month. A Participant may terminate such a suspension of allotments in accordance with such rules as may be prescribed by the Committee.

                                      SECTION 15

                  LEAVE OF ABSENCE, LAYOFF AND ABSENCE ON DISABILITY

    If a Participant is granted a leave of absence by a Participating Company, there shall be no allotments during the period of the leave, and the Participant's allotments shall be deemed to be suspended during such period.

    If a Participant is laid off, there shall be no allotments during the period of layoff and the Participant's allotments shall be deemed to be suspended during such period. Prior to 1993, if at the end of twelve months the Participant has not returned as a Covered Employee, the Participant's employment shall be deemed to have terminated at such time for distributions purposes. After 1992, any layoff shall be deemed to terminate the Participant's employment for distribution purposes.

    If a Participant is absent on account of disability and is receiving disability benefits under a Participating Company's disability benefit plan, allotments will be made from benefits (to the extent that such benefits are taxable for Federal income tax purposes), and whenever allotments are referred to in the Plan the reference shall include allotments from such benefits. A Participant who is receiving disability benefits may at any time elect to suspend allotments from such benefits in accordance with such rules as may be prescribed by the Committee. In such event allotments from benefits will be suspended for the remaining period the Participant is on disability benefits; provided, however, that at the end of any month during such period allotments from disability benefits may be resumed in accordance with such rules as may be prescribed by the Committee. If immediately following the end of the period during which the Participant is on disability benefits such Participant is neither an Employee in active service nor on leave of absence, the Participant's employment shall be deemed to have been terminated at such time for the purpose of distribution under the Plan. Such distribution will involve no forfeiture by the Participant.

                                      SECTION 16

             CEASING TO BE ELIGIBLE; INSUFFICIENT COMPENSATION; TRANSFERS

    The making of allotments from the Covered Compensation of a Participant shall be suspended while the Participant is an Employee (a) if the Participant ceases to be a Covered Employee or (b) if the Covered
Compensation is insufficient (after all deductions required by law and all other deductions authorized by the Participant) to permit the making of the full amount of such allotments.

    If a Participant in this Plan becomes a participant in a Related Plan, the Participant may elect to have the amounts in the Participant's Account in this Plan transferred to the Participant's account in the Related Plan. Thereafter, the amounts transferred to the Related Plan shall be governed entirely by the terms of the Related Plan. If the amounts in a Participant's Account in this Plan are transferred to the Related Plan, in accordance with the provisions of this Section 16, the Trustee shall transfer such amounts in cash to the trustee of the Related Plan as soon as practicable after such value has been determined. If a Participant in this Plan becomes a Participant in the Savings and Security Plan, the amounts in his Account in this Plan shall automatically be transferred to his account in the Savings and Security Plan. Effective April 1, 1994, if a Participant in this Plan becomes a participant in a Related Plan, his Account under this Plan shall thereupon become fully vested and nonforfeitable.

    If a Participant becomes a Participant in the CBIS 401(k) Retirement Plan (the "CBIS Plan") on January 1, 1992, the value of the amount in the Participant's Account in this Plan shall be transferred to the CBIS Plan.
The amounts transferred to the CBIS Plan shall be governed entirely by the terms of the CBIS Plan. If the amount in a Participant's Account in this Plan is transferred to the CBIS Plan, in accordance with the provisions of this
Section 16, the Trustee shall transfer such amount in cash or in kind to the trustee of the CBIS Plan as soon as practicable after such amount has been determined.

                                      SECTION 17

                          EFFECT OF SUSPENSION OF ALLOTMENTS

    Whenever the making of basic allotments is suspended, related Participating Company contributions shall also be suspended. If an event causing suspension occurs during a period when a suspension is already in effect, the periods of suspension shall run concurrently. When all suspensions are ended, the making of allotments shall be resumed beginning with the Participant's first Covered Compensation received after all suspensions are ended, and Participating Company contributions also shall be resumed. There shall be no make-up of allotments or of Participating Company contributions with respect to a period of suspension.

                                      SECTION 18

                             DESIGNATION OF BENEFICIARIES

    A Participant may designate a beneficiary or beneficiaries to receive all or part of the amount in the Participant's Account in case of death. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time. A designation or revocation shall be in accordance with such rules as may be prescribed by the Committee.

    In case of the death of a Participant, the amount in the Participant's Account with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in a single payment as soon as practicable after death to the Participant's designated beneficiary or beneficiaries. The amount in the Participant's Account distributable upon death and not covered by such a designation shall be distributed to the Participant's estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under the Plan the amount in question may be paid to the estate of the Participant, in which event the Trustee, CBI and the Participating Companies shall have no further liability to anyone with respect to such amount. The beneficiary of a deceased Participant shall have the right to receive amounts representing investment in CBI Shares either in such shares or in cash, at the beneficiary's election, as provided in Section 11.1.1.

    Notwithstanding the foregoing provisions of this Section 18, if a Participant dies leaving a surviving spouse, the Participant's surviving spouse shall be deemed to be the Participant's designated beneficiary for purposes of the Plan unless (a) the Participant has designated another person or entity as the Participant's beneficiary and the surviving spouse has consented to such designation in a written consent which acknowledges the effect of such designation and is witnessed by a Plan representative or a notary public or (b) the Participant's spouse cannot be located.

                                      SECTION 19

                               BENEFITS NOT ASSIGNABLE

    Except as otherwise required by law, benefits provided under the Plan may not be assigned or alienated.

                                      SECTION 20

                                       EXPENSES

    Expenses of administering the Plan, including the fees and expenses of the Trustee and Investment Managers, shall be borne by the respective Participating Companies in such proportions as shall be agreed upon based on the inclusion in the Plan of their respective Employees; provided that if the Committee so directs, such expenses and fees shall be charged appropriately against the Participants' Accounts, as the Committee may direct. Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities by the Trustee shall be deemed to be part of the cost of such securities, or deducted in computing the proceeds therefrom, as the case may be. Transfer taxes in connection with distributions of CBI Shares to Participants or their beneficiaries shall be borne by the Participating Companies; provided that if the Committee so directs, such taxes shall be charged appropriately against the Participants' Accounts then distributed, as the Committee may direct. Taxes, if any, on any assets held or income received by the Trustee shall be charged appropriately against the Participants' Accounts, as the Committee shall determine.

                                      SECTION 21

                            MODIFICATION OR MERGER OF PLAN

    CBI may modify the Plan, provided that no part of the corpus or income attributable to any funds received by the Trustee for the purposes of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their beneficiaries. CBI may delegate authority to the Committee with respect to modification of the Plan. Any such modification shall be effective at such date as CBI or the Committee may determine, except that no such modification, other than one of a minor nature, may apply to any period prior to the announcement of the modification by CBI or the Committee unless, in the opinion of CBI or the Committee, such modification is necessary or advisable in order to comply with the provisions of the Code (including any regulations or rulings thereunder) relating to the qualification of similar plans or relating to the exemption of a trust established pursuant thereto or would not adversely affect the rights of Participants in respect of the Plan. Notice of any modification of the Plan shall be given promptly to the Trustee and to all Participating Companies and, except for changes of a minor nature which do not adversely affect their interests, shall also be given to all Participants. A modification may affect current Participants as well as future Participants. No Plan amendment shall eliminate an optional form of distribution. Effective December 13, 1993, the Committee, with the approval of the President and Chief Executive Officer of CBI, may adopt such amendments to the Plan as it deems necessary and desirable and which (a) are required by applicable Federal law or (b) which do not have a material negative cost impact.

    There shall be no merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan unless each Participant of the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

    No amendment may be adopted changing any vesting schedule unless the nonforfeitable percentage of each Participant's Account (determined as of the later of the date such amendment is adopted or the date such amendment becomes effective) is equal to or greater than such nonforfeitable percentage computed without regard to such amendment. If an amendment is adopted which changes any vesting schedule under the Plan, each Participant who has been credited with three years of service may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which such election may be made shall begin on the date the amendment is adopted and shall end on the latest of: (a) the 60th day after the day the amendment is adopted; (b) the 60th day after the day the amendment becomes effective; or (c) the 60th day after the day the Participant is issued written notice of the amendment. No amendment shall decrease a Participant's Account balance.

                                      SECTION 22

               TERMINATION OF ALLOTMENTS AND CONTRIBUTIONS UNDER PLAN;
                                 LIQUIDATION OF PLAN

    CBI, by action of its Board of Directors, may at any time terminate the making of allotments and Participating Company contributions. If at any time the current profits and accumulated earned surplus of CBI and all of the Affiliated Employers which are joined (or could be joined) with it in a consolidated Federal income tax return shall be less than twice the Participating Company contributions under the Plan and the Savings and Security Plan since the preceding January 1, the making of allotments and Participating Company contributions shall be terminated. If (a) a Participating Company ceases to be an Affiliated Employer or (b) at any time the current profits and accumulated earned surplus of a Participating Company which could not be joined with CBI in a consolidated Federal income tax return shall be less than twice the Participating Company contributions of such Participating Company under the Plan and the Savings and Security Plan since the preceding January 1, the making of allotments with respect to all Participants employed by such Participating Company and of contributions by such

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

Participating Company shall be terminated. No termination shall have the effect of diverting the amounts held by the Trustee to purposes other than as provided in the Plan.

    Prior to a termination of the making of allotments and Participating Company contributions with respect to any Participating Company, each Participant employed by such Participating Company shall be given at least thirty days' notice thereof in writing, which notice shall advise the Participant that, from the date of the notice, except as provided below, the Participant may, by giving written notice at least one day prior to such termination, elect either (a) to have all amounts credited to the Participant's Account held by the Trustee until termination of employment (or, if earlier, until March 31 of the Plan Year following the Plan Year in which the Participant attains age 70-1/2), subject to the withdrawal rights specified in Section 11, (b) to have all the amounts (other than amounts attributable to pre-tax allotments) distributed in a single distribution, as soon as practicable after the last date for making such an election or (c) to receive payment with respect to the amounts (other than amounts attributable to pre-tax allotments) over a period of up to five years in annual installments, consisting of an approximately equal number of amounts each year, payable as soon as practicable after the last date for making such an election and annually thereafter until payment of all such installments is made.

    Such an election shall be made on a form to be provided for the purpose and shall be signed by the Participant and delivered to the Payroll Office.

    If a Participant elects the alternative described in clause (c) above, payment of each installment shall be made in the manner and on the basis of valuation provided for in Section 11.1. If such a Participant dies, all amounts remaining in the Account at death shall be distributed as soon as practicable pursuant to Section 18. If the employment of such a Participant should be terminated for any reason other than death, all the amounts remaining in the Account shall be distributed in a single distribution as of the end of the month coinciding with or next following the date as of which employment is terminated.

    Upon a termination of the making of allotments and of Participating Company contributions with respect to any Participating Company, the Plan shall nevertheless remain in effect in other respects, except that no Employee of such Participating Company shall thereafter forfeit any amounts in the Participant's Account.

    Notwithstanding the foregoing, following such a termination of the making of allotments and of Participating Company contributions with respect to a Participating Company, such Participating Company may, at any time after such termination, determine that the Plan and related trusts shall be liquidated as to such Participating Company, in which event distribution shall be made to each of its Participants (or the person or persons entitled thereto) of all amounts (other than amounts attributable to pre-tax allotments).

    In the event of the partial termination of the Plan, the Accounts of each Participant affected by such partial termination shall become fully vested and nonforfeitable.

                                      SECTION 23

                                NOTICES, REPORTS, ETC.

    Notices, reports and statements to be given, made or delivered to a Participant shall be deemed duly given, made or delivered when addressed to the Participant and delivered by ordinary mail or by Participating Company mail to the Participant's last known business or home address.

                                      SECTION 24

                      ADMINISTRATION AND INTERPRETATION OF PLAN

    CBI shall be the Plan Administrator and the Sponsor of the Plan as those terms are defined in ERISA.

    The Committee shall have such powers as may be necessary to enable it to administer the Plan, except for powers herein granted or provided to be granted to others. CBI shall adopt rules for operation of the Savings Plan Committee. The Committee shall have authority to adopt such further rules, not inconsistent with those adopted by CBI, as the Committee may find appropriate.

    Claims will be processed in accordance with ERISA and regulations thereunder and the following procedures:

    Claims by an employee or anyone claiming through an employee shall be presented to the Committee for decision. Adequate notice shall be provided in writing to any person whose claim has been denied by the Committee, setting forth the specific reasons for such denial.

    The Employees' Benefit Claim Review Committee (the "Claim Review Committee) shall have authority to review claims which have been denied by the Committee. Any person whose claim for benefits has been denied may, within 60 days after receipt of notice of denial, submit a written request for review of the decision denying the claim. In such case, the Claim Review Committee shall make a full and fair review of such decision within 60 days after receipt of a request for review and notify the claimant in writing of the review decision, specifying the reasons for such decision.

    The Committee, or the Claim Review Committee when it reviews a denial of a claim, shall determine conclusively for all parties all questions arising in the administration of the Plan. CBI, the Committee and the Claim Review Committee may each employ persons to render advice with regard to any of its responsibilities under the Plan, and may each delegate authority with respect to certain matters to officers or employees of any Affiliated Employer.

    CBI, the Committee and the Claim Review Committee are each a named fiduciary as that term is used in ERISA with respect to the particular duties and responsibilities herein provided to be allocated to each of them, respectively. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan (including service both as a trustee and as an administrator).

    The Secretary of the Committee is designated as agent for service of legal process with respect to any claims arising under the Plan.

    The Plan is governed by the laws of the State of Ohio and applicable Federal law.

                                      SECTION 25

                                 TOP-HEAVY PROVISIONS

    25.1 GENERAL. If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of this Section 25 will supersede any conflicting provisions in the Plan.

    25.2 DEFINITIONS. For purposes of this Section 25, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

         25.2.1 "Key Employee" means any Employee or former Employee (and the beneficiaries of any such Employee) who at any time during the Determination Period was an officer of an Affiliated Employer if such individual's annual compensation exceeds 50% of the dollar limitation under section 415(b)(1)(A) of the Code, an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in an Affiliated Employer if such individual's compensation exceeds 100% of the dollar limitation under section 415(c)(1)(A) of the Code, a 5% owner of an Affiliated Employer or a 1% owner of an Affiliated Employer who has an annual compensation of more than $150,000. The "Determination Period" is the Plan Year containing the Determination Date and the four preceding Plan Years.
The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the regulations thereunder. For purposes of this Section 25.2.1, compensation from all Affiliated Employers shall be aggregated.

         25.2.2 For any Plan Year beginning after December 31, 1983, this Plan is "Top-Heavy" if any of the following conditions exists:

              (a) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans,

              (b) If this Plan is a part of a Required Aggregation Group of plans (but is not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60% or

              (c) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

         25.2.3 If an Affiliated Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and no Affiliated Employer has maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balances distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), determined in accordance with section 416 of the Code and the regulations thereunder. Both the numerator and the denominator of the Top-Heavy Ratio are adjusted to reflect any contributions not actually made as of the Determination Date, but which are required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

         25.2.4 If an Affiliated Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and an Affiliated Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregate defined contribution plan or plans for all Key Employees, determined in accordance with Section 25.2.3, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with Section 25.2.3, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

         25.2.5 For purposes of Sections 25.2.3 and 25.2.4, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not performed any services for an Affiliated Employer at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. Distributions made from a terminated plan during the 5-year period ending on the Determination Date shall be taken into account for purposes of Sections
25.2.3 and 25.2.4 if the terminated plan would have been required to be included in an Aggregation Group if it had not been terminated.

         25.2.6 "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of an Affiliated Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

         25.2.7 "Required Aggregation Group" means (a) each qualified plan of an Affiliated Employer in which at least one Key Employee participates, and (b) any other qualified plan of an Affiliated Employer which enables a plan described in (c) to meet the requirements of sections 401(a)(4) or 410 of the Code.

         25.2.8 "Determination Date" means (a) for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year and (b) for the first Plan Year of the Plan, the last day of that year.

         25.2.9    "Valuation Date" means the last business day of each Plan
Year.

         25.2.10 For purposes of establishing "Present Value" to compute the Top-Heavy Ratio, any benefit shall be discounted only for mortality and interest based on the following: (a) interest rate, 6%, (b) mortality table, the Unisex Pension Table for 1984.

         25.2.11 For purposes of computing the Top-Heavy Ratio, the "Valuation Date" shall be the same date used for computing plan costs for minimum funding.

    25.3 MINIMUM ALLOCATION. NotwithstandinG any other provision in this Plan except Sections 25.3.2 and 25.3.3, for any Plan Year in which this Plan is Top-Heavy, the Participating Company contributions (other than 401(k) contributions) and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant's compensation or in the case where the Participating Company has no defined benefit plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Participating Company contributions (including 401(k) contributions) and forfeitures, as a percentage of the first $200,000 (or such greater amount as may be permitted under section 401(a)(17) of the Code) of the Key Employee's compensation, allocated on behalf of any Key Employee for that Year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete

1,000 hours of service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory employee contributions to the Plan or
(iii) compensation less than a stated amount.

         25.3.1 For purposes of computing the minimum allocation, "compensation" means Compensation within the meaning of that term as used in
Section 8.6.

         25.3.2 For purposes of computing the minimum allocation, Affiliated Employer contributions (other than 401(k) contributions) and forfeitures allocated under any other defined contribution plan of an Affiliated Employer, in which any Key Employee participates or which enables another defined contribution plan to meet the requirements of section 401(a)(4) or 410 of the Code, shall be considered contributions and forfeitures allocated under this Plan. In the case of any non-Key Employee participant who is also a participant in any defined benefit plan of a Participating Company, the foregoing provisions of this Section 25.3 shall be applied, but with 7-1/2% substituted for 3%.

         25.3.3 The foregoing provisions of this Section 25.3 shall not apply to any Employee who was not employed by an Affiliated Employer on the last day of the Plan Year.

         25.3.4 The minimum allocation required (to the extent required to be nonforfeitable under section 416(b)) may not be suspended or forfeited under sections 411(a)(3)(B) or 411(a)(3)(D) of the Code.

    25.4 MINIMUM VESTING. For any Plan Year in which this Plan is Top-Heavy, the nonforfeitable interest of each Participant in his Participating Company-derived accrued benefits shall be determined on the basis of the following: 100% vesting after 3 years of service. The minimum vesting schedule applies to all benefits within the meaning of section 411(a)(7) of the Code except those attributable to employee contributions, including benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the account balances of any employee who does not have an hour of service after the Plan has initially become Top-Heavy and such employee's account balances attributable to contributions of the Participating Companies will be determined without regard to this section. If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of a change in the Plan's Top-Heavy status, such shift is an amendment to the vesting schedule and the election in section 411(a)(10) of the Code applies.

    IN WITNESS WHEREOF, Cincinnati Bell Inc. has caused its name to be subscribed on the 22nd day of October, 1997, but effective for all purposes as of January 1, 1997.

                             CINCINNATI BELL INC.


                             By       /s/ John T. LaMacchia
                                ----------------------------------